Exhibit 107

CALCULATION OF FILING FEE TABLE

Registration Statement on Form F-3
(Form Type)

ECARX Holdings Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(2)(3)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Class A ordinary shares, par value US$0.000005 per share	—	—	—	—	—	—
Fees to Be Paid	Equity	Preferred Shares, par value US$0.000005 per share	—	—	—	—	—	—
Fees to Be Paid	Debt	Debt Securities	—	—	—	—	—	—
Fees to Be Paid	Other	Warrants	—	—	—	—	—	—
Fees to Be Paid	Other	Subscription Rights	—	—	—	—	—	—
Fees to Be Paid	Other	Units	—	—	—	—	—	—
Fees Previously Paid	N/A	N/A	N/A	—	—	—	—	—
Carry Forward Securities
Carry Forward Securities	Equity	Class A ordinary shares, par value US$0.000005 per share	415(a)(6)						Form F-3	333-283854	12/27/2024
Carry Forward Securities	Equity	Preferred Shares, par value US$0.000005 per share	415(a)(6)						Form F-3	333-283854	12/27/2024
Carry Forward Securities	Other	Warrants	415(a)(6)						Form F-3	333-283854	12/27/2024
Carry Forward Securities	Other	Subscription Rights	415(a)(6)						Form F-3	333-283854	12/27/2024
Carry Forward Securities	Other	Units	415(a)(6)						Form F-3	333-283854	12/27/2024
Carry Forward Securities	Unallocated (Universal) Shelf	—	415(a) (6)	(4)		US$255,000,000(4)			Form F-3	333-283854	12/27/2024	US$39,040.5
	Total Offering Amounts					US$255,000,000(4)		US$39,040.5
	Total Fees Previously Paid							—
	Total Fee Offsets							—
	Net Fee Due							US$0

(1)	Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this registration statement includes an indeterminate number of additional shares as may be issuable as a result of stock splits or stock dividends which occur during this continuous offering.

(2)	There are being registered under this registration statement such indeterminate number of Class A ordinary shares, preferred shares, debt securities, warrants, subscription rights and units as may be sold by the registrant from time to time, which collectively shall have an aggregate initial offering price not to exceed US$255,000,000, or, if any securities are issued for consideration denominated in a foreign currency, such amount as shall result in an aggregate initial offering price equivalent to a maximum of US$255,000,000. The securities registered hereunder also include such indeterminate number of Class A ordinary shares as may be issued upon conversion, exercise or exchange of warrants that provide for such conversion into, exercise for or exchange into Class A ordinary shares. To the extent that separate consideration is received for any such securities, the aggregate amount of such consideration will be included in the aggregate offering price of all securities sold. If any debt securities are issued at an original issue discount, then the offering may be in such greater principal amount as shall result in a maximum aggregate offering price not to exceed $255,000,000, less the aggregate dollar amount of all securities previously issued hereunder. Any securities registered hereunder may be sold separately or as part of units, which may consist of any combination of the securities registered hereunder.

(3)	Not specified as to each class of securities to be registered pursuant to Instruction 2.A.iii.b to the Calculation of Filing Fee Tables and Related Disclosure in Item 9(b) of Form F-3.

(4)	The registrant previously paid registration fees in the aggregate of US$45,930 with respect to a Registration Statement on Form F-3, as amended (File No. 333-283854) (the “Prior Registration Statement”). Pursuant to Rule 415(a)(6) (“Rule 415(a)(6)”) promulgated under the Securities Act, the securities registered pursuant to this Registration Statement on Form F-3 (this “Registration Statement”) include US$255,000,000 of securities previously registered on the Prior Registration Statement which remain unsold (the “Unsold Securities”). Pursuant to Rule 415(a)(6), the registration fee of US$39,040.5 associated with the offering of the Unsold Securities (based on the filing fee rate in effect at the time of the filing of the Prior Registration Statement) is hereby carried forward to be applied to the Unsold Securities registered hereunder, and no additional filing fee is due with respect to the Unsold Securities in connection with the filing of this Registration Statement. Pursuant to Rule 415(a)(6), the offering of the Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.